SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
January 15 2009

DRINKS AMERICAS HOLDINGS, LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19086	87-0438825
State of Incorporation	Commission File Number	IRS Employer I.D. Number

372 Danbury Road, Suite 163, Wilton, Connecticut 06897
Address of principal executive offices

Registrant's telephone number:	(203) 762-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 15, 2009, Drinks America, Inc. (the “Purchaser”), a wholly-owned subsidiary of Drinks Americas Holdings, Ltd. (the “Company”), entered into a Stock Purchase Agreement with  Jack McKenzie and Paul Walraven (together, the Sellers”), the owners of all of the outstanding shares of capital stock of Olifant USA, Inc. (“Olifant”), under which the  Purchaser agreed to purchase 90% of the outstanding shares of the capital stock of Olifant (the “Olifant Shares”) from the Sellers for a total purchase price of $1,200,000, plus the additional consideration, if any, described below.

Olifant is involved in the ownership, distribution, marketing and promotion of alcoholic beverage most notably Olifant Vodka.

Under the Stock Purchase Agreement, the purchase price is payable as follows: (i) $100,000 in shares of common stock of the Company, with the number of shares determined based upon the closing market price of the common stock on the trading day immediately preceding the date of closing; (ii) $300,000 in cash payable 90 days after the date of closing, subject to reduction (x) for uncollected accounts receivables of Olifant, (y)  to the extent the net assets of Olifant at closing is less than zero and (z) based upon certain other mutually agreed upon items; and (iii)  Purchaser’s promissory note in the aggregate principal amount of $800,000 (the “Note”). The Note is payable in four annual installments of $200,000, half of which is payable in cash with the other half of each installment payable in shares of common stock of the Company, with the number of shares issuable on each payment date based upon the average closing market price of the common stock for the 30 trading days immediately preceding that payment date. The cash portion of the Note bears interest at the rate of 5% per annum.  As additional consideration for the purchase of the Shares, the Purchaser will pay the Sellers until the later of the second anniversary of the date of closing and all amounts payable under the Note have been paid in full, an amount equal to $0.50 for each case of Olifant vodka sold during each fiscal year subsequent to Olifant’s fiscal year ending February 28, 2009 (“Olifant’s 2009 Fiscal Year”) in excess of the number of cases sold during Olifant’s 2009 Fiscal Year, based upon an increase in the sales volume of cases of Olifant vodka over the sales volume for the preceding year, up to 125% of the sales volume for the preceding fiscal year and $1.00 for each case in excess of 125% of the sales volume of Olifant vodka for the preceding fiscal year , but only if Olifant on a stand-alone basis is profitable on a gross margin basis in a dollar amount not less than 150% of the additional consideration to be paid.

The Purchaser also has a right of first refusal on the 20 outstanding shares of capital stock of Olifant retained by Sellers.  The Company has granted the Sellers piggyback registration rights with respect to the shares issued and issuable under the Stock Purchase Agreement.

The Stock Purchase Agreement contemplates that Purchaser will enter into an employment agreement with Jack McKenzie.

The Company believes that the acquisition of the Olifant Shares requires the consent of Purchaser’s lender, and is engaged in discussions to obtain that consent, if required.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 15, 2009, the Company, through its wholly-owned subsidiary, Drinks America, Inc.,  completed the acquisition of  90% of the outstanding capital stock of Olifant from its two shareholders, Jack McKenzie and Paul Walraven, under the Stock Purchase Agreement,  as described in Item 1.01 of this report and incorporated by reference under this item . The number of shares of common stock of the Company issued at closing as part of the purchase price was 555,556 shares (the “Company Shares”).

The Company believes that the acquisition of the Olifant Shares requires the consent of Purchaser’s lender, and is engaged in discussions to obtain that consent, if required.

Item 3.02 Unregistered Sale of Equity Securities.

The issuance by the Company of the Note and the Company Shares to the Sellers in connection with the acquisition of the Olifant Shares described in Items 1.01 and 1.02 of this report were exempt from registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act.

Item 7.01   Regulation FD Disclosure.

On January 15, 2009, the Company issued a press release with respect to the acquisition of Olifant. A copy of the press release is filed as Exhibit 99.4 to this report.

The information in the press release filed as Exhibit 99.4 to this report shall not be deemed as "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability provisions of such Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(a)	Financial statements -- The Company intends to file the audited financial statements of Olifant within 71 days of the date of closing.
(b)	Pro forma financial statements -- The Company intends to file the requisite pro forma financial statements reflecting its acquisition of Olifant within 71 days of the date of closing.
(c)	Exhibits
10.44	Form of Stock Purchase Agreement dated as of January 15, 2009 by and among the Drinks America, Inc., Jack McKenzie and Paul Walraven.
10.45	Form of promissory note of Drinks America, Inc. in the aggregate amount of $800,000 payable to Jack McKenzie and Paul Walraven.
99.4	Press release issued January 15, 2009 announcing acquisition of Olifant.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 15, 2009
DRINKS AMERICAS HOLDINGS, LTD.

By:	/s/ J. Patrick Kenny
J. Patrick Kenny, President and CEO

Exhibit Index

Exhibit No.	Description

10.44	Form of Stock Purchase Agreement dated as of January 15, 2009 by and among the Drinks America, Inc., Jack McKenzie and Paul Walraven.
10.45	Form of promissory note of Drinks America, Inc. in the aggregate amount of $800,000 payable to Jack McKenzie and Paul Walraven.
99.4	Press release issued January 15, 2009 announcing acquisition of Olifant.